Exhibit 10.2

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the “Agreement”), effective as of March 3, 2025 (the “Effective Date”), is by and between Neurocords, LLC., a Delaware limited liability company (“Neurocords”), and Orgenesis, Inc., a Nevada corporation (“ORGS”).

WHEREAS, Neurocords, Mr. Ariel Malik and ORGS have entered into a certain agreement, dated as of [DATE] (the “Main Agreement”), pursuant to which, among other things, Neurocords has agreed to assign all of its rights, title and interests in, and ORGS has agreed to assume all of Neurocord’s duties and obligations under, the Purchased Assets (as defined in the Main Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Main Agreement.

2. Assignment and Assumption. Neurocords hereby sells, assigns, grants, conveys and transfers to ORGS all of Neurocord’s right, title and interest in and to the Purchased Assets. ORGS hereby accepts such assignment and assumes all of Neurocord’s duties and obligations under the Purchased Assets and agrees to pay, perform and discharge, as and when due, all of the obligations of Neurocords under the Purchased Assets according to the provisions of Section 3 of the Main Agreement.

3. Terms of the Main Agreement. The terms of the Main Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Purchased Assets are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants and agreements contained in the Main Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Main Agreement and the terms hereof, the terms of the Main Agreement shall govern.

4. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York (without regard to its conflict of law rules). The competent courts of New York City shall have sole jurisdiction with respect to any matters regarding and/or arising from this Agreement, its interpretation, or the rights and obligations of the parties hereunder.

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

Neurocords LLC

By
Name:
Title:

Orgenesis Inc.

By
Name:
Title:

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